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CUSIP NO. 909 15K 100                   SCHEDULE 13D                         Page 7 of 8 Pages

                                                                             Exhibit A to Amendment No. 17
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                                    AGREEMENT

               The undersigned agree that this Amendment to Schedule 13D dated November 28, 2000 relating to the Common Stock of Champps Entertainment, Inc. shall be filed on behalf of the undersigned.




                          /s/ Timothy R. Barakett
                          ------------------------
                          Timothy R. Barakett


                          ATTICUS QUALIFIED PARTNERS, L.P.

                          By:  /s/ Timothy R. Barakett
                               ----------------------------

                          Timothy R. Barakett,
                          Managing Member of Atticus Holdings, L.L.C.,
                          General Partner of Atticus Qualified Partners, L.P.